UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2023
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Asana, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39495	26-3912448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Folsom Street,	Suite 100
San Francisco,	CA	94107
(Address of Principal Executive Offices)		(Zip Code)
(415) 525-3888
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	ASAN	New York Stock Exchange
Long-Term Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2023, Amit Singh notified the Board of Directors (the “Board”) of Asana, Inc. (the “Company”) of his decision to resign from the Board, effective December 8, 2023, for personal reasons. There were no disagreements between Mr. Singh and the Company. On December 8, 2023, the Board reduced the size of the Board to eight members.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 8, 2023, based on the recommendation of the Nominating and Corporate Governance Committee of the Board, in connection with the Securities and Exchange Commission rules and changes to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding universal proxy cards, certain recent changes to the Delaware General Corporation Law (the “DGCL”), and a periodic review of corporate governance matters, the Board approved and adopted the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”), effective immediately.

Among other things, the amendments effected by the Amended and Restated Bylaws:

•align provisions regarding nominations of directors and solicitations of proxies with Rule 14a-19 under the Exchange Act, including, but not limited to: (a) requiring the nominating stockholder to provide the Company, no later than five business days prior to the applicable stockholder meeting, with reasonable evidence that it has solicited proxies or votes from stockholders representing at least 67% of the voting power of the shares entitled to vote on the election of directors, (b) requiring that any stockholders directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white, and (c) clarifying that a failure to provide information required by Rule 14a-19 or comply with the requirements of Rule 14a-19(a)(3) will result in the Company disregarding a stockholder’s nomination or proposal of other business;
•revise certain provisions relating to adjournment procedures and lists of stockholders entitled to vote at stockholder meetings, in each case to conform to recent amendments to the DGCL;
•enhance the informational and procedural requirements in connection with stockholder proposals and stockholder director nominations, including, but not limited to: (a) requiring additional information about the stockholder making the director nomination or proposal, (b) requiring additional information about the stockholder proposed business and/or director nominee, and (c) providing that the number of nominees a stockholder may nominate for election at the annual meeting of the stockholders may not exceed the number of directors to be elected at such annual meeting;
•require that a stockholder intending to authorize a qualified representative to act for such stockholder as a proxy to present a nomination or proposal at such meeting to give notice of such authorization to the Company at least five business days before the applicable meeting;
•amend the notice provisions to reflect amendments to the DGCL relating to electronic transmission of notices to stockholders;
•add an emergency bylaw provision to provide clarity and authority to directors during an emergency situation that would otherwise prevent a quorum of the Board or a Board committee from being achieved; and
•make various other updates, including ministerial and conforming changes.

The above description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Asana, Inc. Amended and Restated Bylaws, adopted on December 8, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASANA, INC.

Dated: December 12, 2023	By:	/s/ Eleanor Lacey
Eleanor Lacey
General Counsel and Corporate Secretary